Exhibit 99.2 Randall C. Stuewe, Chairman and CEO Brad Phillips, EVP Chief Financial Officer Melissa A. Gaither, VP IR and Global Communications

2 This presentation contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc. and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio- fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the Unites States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere, such as the recent African Swine Fever (“ASF”) outbreak in China; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, PED, BSE or ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and issues relating to the announced expansion project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, including our ongoing enterprise resource planning project; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the likely exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

3

2018 Highlights

Executing World of Growth Strategy:

Growth projects completed in 2018:

- Protein Conversion Facility – Los Angeles, California Q1 2018
- Protein Conversion Facility (beef) – Wahoo, Nebraska Q1 2018
- Bovine Blood Processing – Mering, Germany Q1 2018
- Ecoson Digester Phase I – Denderleeuw, Belgium Q2 2018
- Diamond Green Diesel (DGD) expansion – Norco, Louisiana Q3 2018
- Black Soldier Fly Protein Facility – Maysville, Kentucky Q3 2018
- Poultry Protein Conversion Facility – Grapeland, Texas Q4 2018

Growth Under Construction:

- Peptan Facility – Amparo, Brazil Q1 2019
- Peptan Facility – Angouleme, France Q2 2019
- Protein Conversion Facility (poultry)—Los Angeles, California Q2 2019
- Protein Conversion Facility (poultry)—Wahoo, Nebraska Q2 2019
- Ecoson Digester Phase II– Denderleeuw, Belgium Q4 2019
- Peptan Facility – Ghent, Belgium Q2 2020
- Peptan Facility – Epitacio, Brazil Q3 2020
- Diamond Green Diesel (DGD) – Super Diamond – Phase III – Q4 2021

Growth Acquisitions:

- Kruger Commodities– Michigan, Iowa, Nebraska
- Triple T Wet Pet food—Springdale, Arkansas
- PPH Conto Ltd. – Food Grade Fat Facility – Lubien Kujawski, Poland
- Organic Fertilizer Facility – Turlock, California

Financial:

- Refinanced 4.75% **senior Euro-notes** to 3.625% – lowering interest cost and extending terms through 2026
- No net borrowings while investing **$108 million** in growth acquisitions
- **CAPEX** of **$322 million** in 2018 (total maintenance and growth)
- Total **Debt to EBITDA** ratio lowered to **3.13** per bank covenant
- Received **$65 million** in **cash dividends** from Diamond Green Diesel
- **Diamond Green Diesel** became **debt free** while at the same time expanding production capacity by 70%
- **Closed** underperforming Argentina gelatin facility and **sold** industrial residuals sector in the U.S.

S&P and Moody's outlook remains stable

S&P Ratings 12/5/2017	Moody's Ratings 12/4/2017
Term Loan B – BBB-	Term Loan B – Ba1
Corporate Family – BB+	Corporate Family – Ba2
Revolver & Term Loan A – BBB-	Revolver & Term Loan A – Ba1
U.S. Bonds – BB+	U.S. Bonds – Ba3
Euro Bonds – BB+	Euro Bonds – Ba3

Consolidated Earnings

4

US$ (millions) except per share price	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Total 2018
Revenue	$ 878.5	$ 894.9	$ 936.3	$ 952.6	$ 3,662.3	$ 875.4	$ 846.6	$ 812.6	**$ 853.1**	**$ 3,387.7**
Gross Margin	190.5	195.7	193.8	206.8	786.8	197.3	193.6	164.5	**185.2**	**740.6**
Gross Margin %	21.7%	21.9%	20.7%	21.7%	21.5%	22.5%	22.9%	20.2%	**21.7%**	**21.9%**
SG&A	86.9	84.5	82.1	90.0	343.5	86.9	78.6	67.4	**76.4**	**309.3**
SG&A Margin %	9.9%	9.4%	8.8%	9.4%	9.4%	9.9%	9.3%	8.3%	**9.0%**	**9.1%**
Restructuring and impairment charges	0.0	0.0	0.0	0.0	0.0	0.0	(15.0)	0.0	**0.0**	**(15.0)**
Operating Income	32.5	38.2	34.4	36.1	141.2	31.8	21.7	18.2	**23.5**	**95.2**
Adj. EBITDA (2)	103.6	111.2	111.6	116.9	443.3	110.4	115.1	97.0	**108.9**	**431.4**
Adj. EBITDA Margin %	11.8%	12.4%	11.9%	12.3%	12.1%	12.6%	13.6%	11.9%	**12.8%**	**12.7%**
Interest Expense	(21.7)	(22.4)	(22.5)	(22.3)	(88.9)	(23.1)	(23.0)	(20.1)	**(20.2)**	**(86.4)**
Debt Extinguishment costs	0.0	0.0	0.0	0.0	0.0	0.0	(23.5)	0.0	**0.0**	**(23.5)**
Foreign Currency (loss)/gain	(0.3)	(2.1)	(2.1)	(2.4)	(6.9)	(1.5)	(3.5)	(2.1)	**0.7**	**(6.4)**
Gain/(Loss) on Disposal of Subsidiaries	0.0	0.0	0.0	(0.9)	(0.9)	0.0	(15.5)	3.0	**0.0**	**(12.5)**
Other Expense (3)	(2.0)	(4.0)	(2.5)	(0.3)	(8.8)	(2.6)	1.2	(2.7)	**(3.6)**	**(7.7)**
Equity in net income/(loss) of unconsolidated subsidiaries	0.7	8.3	7.7	11.8	28.5	97.2	15.2	(2.8)	**49.6**	**159.2**
Income Tax (Expense)/Benefit	(1.8)	(7.7)	(6.3)	85.0	69.2	(3.7)	(1.7)	1.4	**(8.0)**	**(12.0)**
Net income attributable to noncontrolling interests	(1.6)	(1.2)	(0.9)	(1.2)	(4.9)	(0.8)	(1.3)	(0.9)	**(1.4)**	**(4.4)**
Net income/(loss) attributable to Darling	$ 5.8	$ 9.1	$ 7.8	$ 105.7	$ 128.5	$ 97.3	$ (30.4)	$ (6.0)	**$ 40.6**	**$ 101.5**
Earnings per share (fully diluted)	$ 0.04	$ 0.05	$ 0.05	$ 0.63	$ 0.77	$ 0.58	$ (0.18)	$ (0.04)	**$ 0.24**	**$ 0.60**

(1) Includes $12.6M of 2017 BTC in Q1 2018 and revenue recognition for fiscal 2018

(2) Does not inlcude Unconsolidated Subsidiaries EBITDA

(3) Rounding captured in Other Expense

2018 Overview

- Global **volumes** up 3.3% over 2017
- **Gross Margin** percentage widened 40 bps in spite of lower global revenues due to deflationary finished product pricing
- Received $40 million **partner dividend** from Diamond Green Diesel (DGD) JV in fourth quarter, $65 million total for 2018
- **DGD** produced 160 million gallons in 2018. Fully expanded now to +275 mm gallons annually
- Strong free **cash flow** driven by earnings and improved working capital utilization led to significant growth investments

Fourth Quarter 2018 Financial Summary 5 $ in millions Gross Profit and Margin % Q4 2018 Overview • Net sales - $853.1 million • Net income - $40.6 million • EPS at $0.24 per diluted share • Adjusted EBITDA - $108.9 million • Diamond Green Diesel JV EBITDA - $110.6 million (Entity without BTC) $55.3 million (Darling’s share) Strong Free Cash Flow Generation $ in millions Quarterly Adjusted EBITDA $140 0 $40 $120 $120 $25 $116.9 $115.1 $100 $115 $110.4 $108.9 $80 $110 $115.1 $116.9 $108.9 $60 $110.4 $105 $97.0 $108.2 $40 $82.5 $100 $97.0 $22.4 $77.8 $74.6 $57.6 $20 $53.8 $56.6 $95 $40.7 $0 $39.1 $90 4Q 2017 1Q 2018 2Q 2018 3Q 2018 4Q 2018 4Q17 1Q18 2Q18 3Q18 4Q18 Adjusted EBITDA is a Non-U.S. GAAP Measure (See slide 17) Adjusted EBITDA Capex Free Cash Flow (Adjusted EBITDA plus DGD cash dividend after Capex) 2018 DGD cash dividend

Feed Segment

6





US$ and metric tons (millions)	Q4 2017	Total 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Total 2018
Revenue	$562.3	$2,239.5	$485.8 (1)	$498.8 (1)	$482.7 (1)	**$485.3** (1)	**$1,952.6**
Gross Margin	122.0	494.9	116.7	128.0	98.9	**110.2**	**453.8**
Gross Margin %	21.7%	22.1%	24.0%	25.7%	20.5%	**22.7%**	**23.2%**
SG&A	45.8	178.3	48.3	43.9	39.7	**44.8**	**176.7**
SG&A Margin %	8.1%	8.0%	9.9%	8.8%	8.2%	**9.2%**	**9.0%**
Operating Income	26.9	132.3	21.7	37.3	11.9	**11.9**	**82.8**
Adj. EBITDA (2)	$76.1	$316.5	$68.5	$84.1	$59.2	**$65.3**	**$277.1**
Raw Material Processed (million metric tons)	2.13	8.24	2.12	2.13	2.17	**2.18**	**8.60**

(1) Reflects freight revenue reclass and deconsolidation of BestHides
(2) Does not include Unconsolidated Subsidiaries EBITDA

Key Drivers:

- **Global raw material volumes** remained at record levels with Q4 2018 up 2.3% over Q4 2017 and up 4.4% year over year.
- **Fat pricing** slow to recover from DGD extended downtime in Q2-Q3 2018; overall fat markets weaker year over year with strong global slaughter volumes and ample palm oil supplies.
- **Protein pricing** remained under pressure during Q4 2018 due to China trade disruptions and large slaughter volumes; year over year showed slightly improved pricing for protein meals.


Adj. EBITDA Bridge Q4-2017 to Q4-2018
(millions)
80
70
60
50
40
30
20
10
0
$76.1
($50.9)
$13.1
$27.1
$0.7
$66.1
($0.7)
$65.4
EBITDA Q4 17
Price / Yield
Volumes
Cost of Sales
Other
Adjusted EBITDA
FX Impact
EBITDA Q4 18

Note: Cost of Sales includes raw material costs, collection costs and factory costs.


Non-GAAP Adj. EBITDA Margin
Feed
15%
10%
5%
0%
13.6%
14.1%
16.9%
12.3%
13.5%
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018

7

Food Segment







US$ and metric tons (millions)	Q4 2017	Total 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Total 2018
Revenue	$313.5	$1,157.0	$305.5 (1)	$276.7 (1)	$265.2 (1)	**$291.7** (1)	**$1,139.1** (1)
Gross Margin	63.6	236.6	56.3	51.9	54.5	**58.6**	**221.3**
Gross Margin %	20.3%	20.4%	18.4%	18.8%	20.6%	**20.1%**	**19.4%**
SG&A	27.4	104.6	23.9	22.2	21.8	**23.6**	**91.5**
SG&A Margin %	8.7%	9.0%	7.8%	8.0%	8.2%	**8.1%**	**8.0%**
Operating Income	16.4	56.9	11.8	9.3 (2)	13.0	**14.6**	**48.7** (2)
Adj. EBITDA	$36.1	$131.9	$32.4	$29.7 (2)	$32.7	**$34.9**	**$129.7** (2)
Raw Material Processed (million metric tons)	0.28	1.12	0.28	0.28	0.29	**0.26**	**1.11**

(1) Reflects freight revenue reclass
(2) Adjusted for restructuring charges of $15.0 million for closure of Argentina collagen plant


Adj. EBITDA Bridge Q4-2017 to Q4-2018
(millions)
60
50
40
30
20
10
0
$36.1
$15.4
($22.3)
$3.8
$2.9
$35.9
($1.0)
$34.9
EBITDA Q4 17
Price / Yield
Volumes
Cost of Sales
Other
Adjusted EBITDA
FX Impact
EBITDA Q4 18
Note: Cost of Sales includes raw material costs, collection costs and factory costs.

Key Drivers:

- Global **collagen business** showed increased earnings over Q4 2017 with improved margins in Brazil and China; year over year earnings recovered in all markets.
- CTH, our natural **casings business,** reported lower earnings mainly due to increase raw material pricing and decreased sales volumes.
- **Edible fats** show continued margin pressure due to competing weaker palm oil markets year over year.


Non-GAAP Adj. EBITDA Margin
Food
15%
12%
9%
6%
3%
0%
11.5%
10.6%
10.7%
12.3%
12.0%
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018

Fuel Segment (Does not include Diamond Green Diesel JV)

8







US$ and metric tons (millions)	Q4 2017	Total 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Total 2018
Revenue	$76.8	$265.8	$84.1 (1)	$71.1 (1)	$64.6 (1)	**$76.2** (1)	**$296.0** (1)
Gross Margin	21.4	55.4	24.2	13.7	11.1	**16.5**	**65.5**
Gross Margin %	27.9%	20.8%	28.8%	19.3%	17.1%	**21.7%**	**22.1%**
SG&A	4.7	10.4	(1.4)	0.2	(2.8)	**(0.8)**	**(4.8)**
SG&A Margin %	6.1%	3.9%	-1.7%	0.2%	-4.3%	**-1.0%**	**-1.6%**
Operating Income	8.1	14.0	17.2	5.0	4.5	**8.6**	**35.3**
Adj. EBITDA (2)	$16.6	$57.6 (3)	$13.0 (3)	$13.6	$13.9	**$17.2**	**$57.7** (3)
Raw Material Processed * (million metric tons)	0.32	1.19	0.30	0.27	0.29	**0.32**	**1.18**

(1) Reflects freight revenue reclass
(2) Does not include DGD EBITDA
(3) Reflects move of $12.6 million 2017 retrospective blenders tax credit from Q1 2018 approved in February 2018 to total 2017 EBITDA
* Excludes raw material processed at the DGD joint venture.

Key Drivers:

- **Ecoson**, European bioenergy business, delivered improved performance over Q4 2017. Bio-fat refining showed strong results while new earnings came from our digester in Belgium.
- **N. American biodiesel** reports steady earnings to 2017 without the BTC.
- **Rendac**, European disposal rendering business, reports stable earnings with strong volumes in the Netherlands and Belgium.
- Potential additional $8.7 million to EBITDA if **BTC** is made retroactive for 2018.

Adj. EBITDA Bridge Q4-2017 to Q4-2018
(millions)


30
20
10
0
$16.6
$2.4
$1.8
($8.5)
$5.4
$17.7
($0.5)
$17.2
EBITDA Q4 17
Price / Yield
Volumes
Cost of Sales
Other
Adjusted EBITDA
FX Impact
EBITDA Q4 18

Note: Cost of Sales includes raw material costs, collection costs and factory costs.

Non-GAAP Adj. EBITDA Margin Fuel


25%
20%
15%
10%
5%
0%
21.6%
15.5%
19.1%
21.5%
22.6%
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018

Note: Moved $12.6 million of 2017 retrospective blenders tax credit from Q1 2018 approved in February 2018 to total 2017 EBITDA

9

Diamond Green Diesel (DGD) – 50/50 JV with Valero

DGD – ENTITY LEVEL

- Expansion to 275 million gallons completed and running at capacity since early October
- **Super Diamond** expansion project approved to 675 million total annual gallons of renewable diesel plus additional 50–60 million gallons of renewable naphtha gallons for the green gasoline markets
- **Super Diamond** estimated expansion costs of $1.1 billion for entire project includes:
  - expansion
  - improved logistics capability
  - renewable Naphtha plant
- **Q4 2018 Entity EBITDA** of $110.6 million or $1.67/gallon on 66.1 million gallons of sales
- **Total 2018 Entity EBITDA** of $187.6 million (without BTC) or $1.19/gallon on 157.4 million gallons of sales
- No Blenders Tax Credit in results, potential additional $157.4 million entity EBITDA if made retroactive for 2018
- **$40 million** dividend received in December, **$65 million** total for 2018 (Darling's partner dividend)
- California LCFS UCO premium around **$195.00/MT** or **$1.81/gallon** (average per Jacobsen 2-21-19)


Valero Refinery

Super Diamond phase three expansion approved parallel independent plant to bring total annual production to 675 million gallons of renewable diesel plus additional renewable naphtha gallons

DIAMOND GREEN DIESEL

Diamond Green Diesel (50% Joint Venture)

US$ (millions)	2014	2015	2016	2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	2018
EBITDA (Entity)	$163.3	$177.0	$174.4	* $246.8	$39.7	$36.3	$1.0	$110.6	$187.6
EBITDA (Darling's share)	81.6	88.5	87.2	* 123.4	19.9	18.2	0.5	55.3	93.8
Gallons Produced	127.3	158.8	158.1	161.3	37.1	33.2	17.2	72.8	160.3
Gallons Sold	126.2	156.6	161.0	160.4	33.4	34.8	23.1	66.1	157.4

*Includes 2017 retroactive blenders tax credit of $160.4 million that was approved in February 2018 and recorded in Q1 2018

Source: Company Financials

10 Before and after clearing land for start of construction

Balance Sheet Highlights and Debt Summary 11 (US$,Balance in thousands) Sheet HighlightsJune 30, 2018 Debt Summary Cash(US$, in thousands)(includes restricted cashDecember of $142) 29, 2018 (US$, in thousands) December 29, 2018 $104,262 Cash (includes restricted cash of $107) $ 107,369 Amended Credit Agreement AccountsAccounts receivable receivable 371,291 385,737 Revolving Credit Facility $ 32,105 Total InventoriesTotal Inventories 370,555 341,028 Term Loan A 67,699 Net workingNet capitalworking capital 338,672 257,567 Term Loan B 485,976 Net property,Net property, plant and plant equipment and equipment 1,687,858 1,624,354 5.375% Senior Notes due 2022 495,124 Total assets 4,889,354 Total assets 4,856,916 3.625% Senior Notes due 2026 582,339 Total debt 1,674,432 Total debt 1,695,289 Other Notes and Obligations 11,189 Shareholders' equity $ 2,335,822 Shareholders' equity $2,238,031 Total Debt: $ 1,674,432 Historical Leverage Ratios 2014 - 2018 Leverage Ratio December 29, 2018 Actual Credit Agreement Total Debt to EBITDA: 3.13 5.50x Note: Leverage ratio calculated per bank covenant

12 Appendix – Additional Information

13 History of the Biodiesel Tax Credit Year Credit In place Passed 2004 10/22/2004 2005 all year 08/08/2005 2006 all year 2007 all year 2008 all year 10/03/2008 2009 all year 2010 Retroactive 12/17/2010 2011 all year 2012 Retroactive 01/02/2013 2013 all year 2014 Retroactive 12/19/2014 2015 Retroactive 12/18/2015 2016 all year 2/9/2018 2017 Retroactive ??? 2018/2019 Lapsed ?????

14 US$ and metric tons Q1 Q2 Q3 Q4 Total Q1 Q2 Q3 Q4 Total Q1 Q2 Q3 Q4 Total (millions) 2016 2016 2016 2016 2016 2017 2017 2017 2017 2017 2018 2018 2018 2018 2018 Revenue $476.2 $543.0 $531.4 $538.5 $2,089.1 $552.6 $549.1 $575.5 $562.3 $2,239.5 $485.8 (1) $498.8 (1) $482.7 (1) $485.3 (1) $1,952.6 Gross Margin 103.5 126.8 117.8 116.2 464.3 120.0 126.9 126.0 122.0 494.9 116.7 128.0 98.9 110.2 453.8 Gross Margin % 21.7% 23.4% 22.2% 21.6% 22.2% 21.7% 23.1% 21.9% 21.7% 22.1% 24.0% 25.7% 20.5% 22.7% 23.2% SG&A 44.7 42.7 38.4 41.5 167.3 44.8 42.9 44.8 45.8 178.3 48.3 43.9 39.7 44.8 176.7 SG&A Margin % 9.4% 7.9% 7.2% 7.7% 8.0% 8.1% 7.8% 7.8% 8.1% 8.0% 9.9% 8.8% 8.2% 9.2% 9.0% Operating Income 14.5 42.0 35.8 25.9 118.2 31.5 39.7 34.2 26.9 132.3 21.7 37.3 11.9 11.9 82.8 Adj. EBITDA (2) $58.9 $84.1 $79.5 $74.6 $297.1 $75.2 $84.0 $81.1 $76.1 $316.5 $68.5 $84.1 $59.2 $65.3 $277.1 Adj. EBITDA Margin % 12.4% 15.5% 15.0% 13.9% 14.2% 13.6% 15.3% 14.1% 13.5% 14.1% 14.1% 16.9% 12.3% 13.5% 14.2% Raw Material Processed 1.97 1.97 1.97 2.06 7.97 2.05 2.02 2.04 2.13 8.24 2.12 2.13 2.17 2.18 8.60 (millions of metric tons) (1) Reflects freight revenue reclass and deconsolidation of BestHides (2) Does not include Unconsolidated Subsidiaries EBITDA

15

Feed Ingredients Segment – Net Sales

Change in Net Sales – Year over Year Three Months Ended December 30, 2017 over December 29, 2018

Change in Net Sales - 4Q17 to 4Q18	Rendering Sales							
	Fats	Proteins	Other (1)	Total Rendering	Used Cooking Oil	Bakery	Other (2)	Total
Net Sales Three Months Ended December 30, 2017	$ 163.9	$ 203.4	$ 70.4	$ 437.7	$ 49.4	$ 50.3	$ 24.8	$ 562.2
Changes:								
Increase/(Decrease) in sales volumes	2.9	14.0	-	16.9	0.9	(2.5)	-	15.3
Increase/(Decrease) in finished product prices	(14.1)	2.5	-	(11.6)	(4.4)	1.9	-	(14.1)
Increase/(Decrease) due to currency exchange rates	(1.1)	(2.7)	-	(3.8)	(0.1)	-	(0.1)	(4.0)
Freight Revenue (revenue recognition)	(10.0)	(15.5)	(1.4)	(26.9)	(2.7)	(5.4)	-	(35.0)
Other change			(27.5)	(27.5)		-	(11.6)	(39.1)
Total Change:	(22.3)	(1.7)	(28.9)	(52.9)	(6.3)	(6.0)	(11.7)	(76.9)
Net Sales Three Months Ended December 29, 2018	$ 141.6	$ 201.7	$ 41.5	$ 384.8	$ 43.1	$ 44.3	$ 13.1	$ 485.3

Change in Net Sales – Year over Year Twelve Months Ended December 30, 2017 over December 29, 2018

Change in Fiscal Year End Net Sales 2017 to 2018	Rendering Sales							
	Fats	Proteins	Other (1)	Total Rendering	Used Cooking Oil	Bakery	Other (2)	Total
Net Sales Year Ended December 30, 2017	$ 648.3	$ 816.1	$ 286.2	$ 1,750.6	$ 185.5	$ 209.8	$ 93.6	$ 2,239.5
Changes:								
Increase/(Decrease) in sales volumes	34.7	55.9	-	90.6	5.6	(13.6)	-	82.6
Increase/(Decrease) in finished product prices	(85.9)	16.2	-	(69.7)	(13.5)	5.0	-	(78.2)
Increase/(Decrease) due to currency exchange rates	4.8	12.4	0.6	17.8	-	-	-	17.8
Freight Revenue (revenue recognition)	(37.2)	(57.7)	(5.1)	(100.0)	(10.9)	(21.0)	-	(131.9)
Other change	-	-	(152.4)	(152.4)	-	-	(24.8)	(177.2)
Total Change:	(83.6)	26.8	(156.9)	(213.7)	(18.8)	(29.6)	(24.8)	(286.9)
Net Sales Year Ended December 29, 2018	$ 564.7	$ 842.9	$ 129.3	$ 1,536.9	$ 166.7	$ 180.2	$ 68.8	$ 1,952.6

(1) **Rendering Net Sales- Other** category includes hides, pet food, and service charges

(2) **Other Net Sales** category includes trap services and industrial residual services through May 21, 2018 (Sale of TRS)

16

Jacobsen, Wall Street Journal and Thomson Reuters
Historical Pricing

2018 Average Jacobsen Prices (USD)

2018 Finished Product Pricing Feed Segment Ingredients	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Bleachable Fancy Tallow - Chicago Renderer / cwt	$26.60	$25.57	$26.20	$26.14	$25.31	$24.80	$27.11	$25.72	$28.64	$28.39	$25.82	$27.70	$24.33	$26.29	$27.00	$25.80	$26.34
Yellow Grease - Illinois / cwt	$20.25	$19.58	$19.00	$19.61	$19.00	$20.94	$22.05	$20.69	$22.38	$22.52	$21.53	$22.19	$19.52	$19.78	$20.43	$19.91	$20.60
Meat and Bone Meal - Ruminant - Illinois / ton	$222.50	$235.26	$292.62	$250.61	$312.02	$297.16	$291.67	$301.43	$280.00	$263.26	$250.00	$264.78	$250.00	$250.00	$250.00	$250.19	$266.75
Poultry By-Product Meal - Feed Grade - Mid South/ton	$235.00	$240.92	$273.69	$250.16	$295.00	$286.02	$273.10	$285.56	$262.86	$271.74	$269.61	$268.13	$267.61	$270.00	$263.68	$267.19	$267.76
Poultry By-Product Meal - Pet Food - Mid South/ton	$700.24	$793.42	$851.31	$781.27	$860.95	$747.73	$597.62	$734.53	$557.14	$557.61	$557.89	$556.48	$504.89	$519.38	$602.50	$540.68	$653.24
Feathermeal - Mid South / ton	$362.86	$389.87	$473.21	$409.26	$536.19	$542.95	$532.86	$540.50	$520.00	$453.59	$380.53	$453.58	$384.67	$409.00	$426.71	$405.90	$452.31

2018 Average Wall Street Journal Prices (USD)

2018 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Corn - Track Central IL #2 Yellow / bushel	$3.28	$3.42	$3.53	$3.41	$3.54	$3.74	$3.39	$3.56	$3.23	$3.25	$3.11	$3.20	$3.28	$3.34	$3.48	$3.37	$3.39

2018 Average Thomson Reuters Prices (USD)

2018 European Benchmark Pricing Palm Oil - Competing ingredient for edible fats in Food Segment Soy meal - Competing ingredient for protein meals in Feed Segment	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Palm oil - CIF Rotterdam / metric ton	$676	$668	$681	$675	$664	$656	$632	$651	$589	$560	$549	$566	$530	$475	$487	$497	$597.00
Soy meal - CIF Rotterdam / metric ton	$375	$417	$445	$412	$460	$461	$423	$448	$407	$390	$377	$391	$379	$367	$359	$368	$405.00

Comparison	*QTR. Over QTR.*			*Q4 Year Over Year*			*Total Year Over Year*		
	Q3-2018 Avg.	Q4-2018 Avg.	% Change	Q4-2017 Avg.	Q4-2018 Avg.	% Change	2017 Avg.	2018 Avg.	% Change
Average Jacobsen Prices (USD)									
Bleachable Fancy Tallow - Chicago Renderer / cwt	$27.70	$25.80	-6.9%	$27.40	$25.80	-5.8%	$31.93	$26.34	-17.5%
Yellow Grease - Illinois / cwt	$22.19	$19.91	-10.3%	$23.18	$19.91	-14.1%	$24.95	$20.60	-17.4%
Meat and Bone Meal - Ruminant - Illinois / ton	$264.78	$250.19	-5.5%	$222.73	$250.19	12.3%	$259.54	$266.75	2.8%
Poultry By-Product Meal - Feed Grade - Mid South / ton	$268.13	$267.19	-0.4%	$252.22	$267.19	5.9%	$277.42	$267.76	-3.5%
Poultry By-Product Meal - Pet Food - Mid South / ton	$556.48	$540.68	-2.8%	$593.74	$540.68	-8.9%	$623.89	$653.24	4.7%
Feathermeal - Mid South / ton	$453.58	$405.90	-10.5%	$361.46	$405.90	12.3%	$395.84	$452.31	14.3%
Average Wall Street Journal Prices (USD)									
Corn - Track Central IL #2 Yellow / bushel	$3.20	$3.37	5.3%	$3.16	$3.37	6.6%	$3.35	$3.39	1.2%
Average Thomson Reuters Prices (USD)									
Palm oil - CIF Rotterdam / metric ton	$566	$497	-12.2%	$702	$497	-29.2%	$711.00	$597.00	-16.0%
Soy meal - CIF Rotterdam / metric ton	$391	$368	-5.9%	$356	$368	3.4%	$351.00	$405.00	15.4%

Food Segment - Historical

17

US$ and metric tons (millions)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Total 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Total 2018
Revenue (1)	$246.6	$270.5	$260.2	$278.4	$1,055.7	$266.2	$278.4	$298.9	$313.5	$1,157.0	$305.5 (2)	$276.7 (2)	$265.2 (2)	**$291.7** (2)	**$1,139.1**
Gross Margin	62.4	57.9	50.7	56.6	227.6	56.8	56.0	60.2	63.6	236.6	56.3	51.9	54.5	**58.6**	**221.3**
Gross Margin %	25.3%	21.4%	19.5%	20.3%	21.6%	21.3%	20.1%	20.1%	20.3%	20.4%	18.4%	18.8%	20.6%	**20.1%**	**19.4%**
SG&A	24.9	20.4	25.3	26.6	97.2	25.0	26.7	25.5	27.4	104.6	23.9	22.2	21.8	**23.6**	**91.5**
SG&A Margin %	10.1%	7.5%	9.7%	9.6%	9.2%	9.4%	9.6%	8.5%	8.7%	9.0%	7.8%	8.0%	8.2%	**8.1%**	**8.0%**
Operating Income	20.8	19.7	8.0	11.8	60.3	14.3	11.1	15.1	16.4	56.9	11.8	9.3 (3)	13.0 (3)	**14.6** (3)	**48.7**
Adj. EBITDA	$37.5	$37.4	$25.4	$30.1	$130.4	$31.9	$29.3	$34.6	$36.1	$131.9	$32.4	$29.7 (3)	$32.7 (3)	**$34.9** (3)	**$129.7**
Adj. EBITDA Margin %	15.2%	13.8%	9.8%	10.8%	12.4%	12.0%	10.5%	11.6%	11.5%	11.4%	10.6%	10.7%	12.3%	**12.0%**	**11.4%**
Raw Material Processed (millions of metric tons)	0.27	0.27	0.26	0.28	1.08	0.27	0.28	0.29	0.28	1.12	0.28	0.28	0.29	**0.26**	**1.11**

(1) Revenue adjusted for Brazil VAT reclass for 2016 and 2017
(2) Reflects freight revenue reclass
(3) Adjusted for restructuring and impairment charges of $15.0 million for closure of Argentina collagen plant

Fuel Segment - Historical

18

US$ and metric tons (millions)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Total 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Total 2018
Revenue	$55.6	$62.3	$60.4	$68.8	$247.1	$59.7	$67.4	$61.9	$76.8	$265.8	$84.1 (1)	$71.1 (1)	$64.6 (1)	**$76.2** (1)	**$296.0**
Gross Margin	14.9	15.6	14.2	19.9	64.6	13.7	12.7	7.6	21.4	55.4	24.2	13.7	11.1	**16.5**	**65.5**
Gross Margin %	26.8%	25.0%	23.5%	28.9%	26.1%	22.9%	18.8%	12.3%	27.9%	20.8%	28.8%	19.3%	17.1%	**21.7%**	**22.1%**
SG&A	1.8	1.8	1.3	1.9	6.8	3.3	2.9	(0.5)	4.7	10.4	(1.4)	0.2	(2.8)	**(0.8)**	**-4.8**
SG&A Margin %	3.2%	2.9%	2.2%	2.8%	2.8%	5.5%	4.3%	-0.8%	6.1%	3.9%	-1.7%	0.2%	-4.3%	**-1.7%**	**-1.6%**
Operating Income	6.2	6.6	6.0	10.5	29.3	3.6	2.1	0.2	8.1	14.0	17.2	5.0	4.5	**8.6**	**35.3**
Adj. EBITDA	$13.1	$13.8	$12.9	$18.0	$57.8	$10.4	$9.9	$8.1	$16.6	$45.0	$25.6 (2)	$13.6	$13.9	**$17.2**	**$70.3**
Adj. EBITDA Margin %	23.6%	22.2%	21.4%	26.2%	23.4%	17.4%	14.7%	13.1%	21.6%	16.9%	30.4%	19.1%	21.5%	**22.6%**	**23.8%**
Pro forma Adjusted EBITDA (3)	$13.1	$13.8	$12.9	$18.0	$57.8	$13.2	$13.1	$11.2	$20.1	$57.6	$14.9	$16.2	$16.2	**$19.1**	**$66.4**
Raw Material Processed * (millions of metric tons)	0.28	0.30	0.29	0.31	1.18	0.30	0.29	0.28	0.32	1.19	0.30	0.27	0.29	**0.32**	**1.18**

*Excludes raw material processed at the DGD joint venture.

Diamond Green Diesel (50% Joint Venture)

US$ (millions)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Total 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Total 2018
EBITDA (Darling's share)	$9.6	$18.3	$22.5	$36.7	$87.2	$5.0	$12.4	$10.6	$15.2	$43.2	$100.1	$18.2	$0.5	**$55.3**	**$174.0**
Pro forma Adjusted EBITDA (3)	$9.6	$18.3	$22.5	$36.7	$87.2	$21.4	$32.7	$32.1	$37.3	$123.5	$36.6	$35.6	$12.0	**$88.3**	**$172.5**
Total Gallons Produced	28.5	43.8	43.8	42.0	158.1	32.6	43.7	41.7	43.3	161.3	37.1	33.2	17.2	**72.8**	**160.3**
Total Gallons Sold/Shipped	29.1	42.7	42.5	46.6	161.0	32.7	40.5	43.0	44.3	160.4	33.4	34.8	23.1	**66.1**	**157.4**

(1) Reflects freight revenue reclass
(2) Q1 2018 Adj. EBITDA contains $12.6 M retroactive 2017 blenders tax credit approved in February 2018
(3) Pro forma Adjusted EBITDA assumes blenders tax credit was received during quarters earned in 2017 and 2018 for comparison to 2016 when the blenders tax credit was prospective

19 Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity, and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expenses, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities and 5.375% Notes and 3.625% Notes that were outstanding at December 29, 2018. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities and 5.375% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

20

Adjusted EBITDA

Adjusted EBITDA and Pro Forma Adjusted EBITDA *(US$ in thousands)*	**Three Months Ended - Year over Year** December 29, 2018	December 30, 2017	**Twelve Months Ended - Year over Year** December 29, 2018	December 30, 2017
Net income/(loss) attributable to Darling	$ 40,648	$ 105,729	$ 101,496	$ 128,468
Depreciation and amortization	85,277	80,794	321,192	302,100
Interest expense	20,209	22,269	86,429	88,926
Income tax expense/(benefit)	8,038	(85,010)	12,031	(69,154)
Restructuring and impairment charges	-	-	14,965	-
Foreign currency loss	(651)	2,468	6,431	6,898
Other expense, net	3,459	418	7,562	8,801
Debt extinguishment costs	-	-	23,509	-
Loss on disposal of subsidiaries	45	885	12,545	885
Equity in net income of unconsolidated subsidiaries	(49,631)	(11,835)	(159,229)	(28,504)
Net income attributable to noncontrolling interests	1,496	1,215	4,448	4,886
Adjusted EBITDA	$ 108,890	$ 116,933	$ 431,379	$ 443,306
Foreign currency exchange impact	2,279 *(1)*	-	(8,565) (2)	-
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$ 111,169	$ 116,933	$ 422,814	$ 443,306
DGD Joint Venture Adjusted EBITDA (Darling's Share)	$ 55,268	$ 15,185	$ 174,013	$ 43,198

(1) The average rates assumption used in this calculation was the actual fiscal average rate for the three months ended December *29, 2018 of €1.00:USD$1.14 and CAD$1.00:USD$0.76 as compared to the average rate for the three months ended December 30, 2017 of €1.00:USD $1.18 and CAD$1.00:USD$0.79, respectively.*

(2) The average rates assumption used in this calculation was the actual fiscal average rate for the twelve months ended December *29, 2018 of €1.00:USD$1.18 and CAD$1.00:USD$0.77 as compared to the average rate for the twelve months ended December 30, 2017 of €1.00:USD $1.13 and CAD$1.00:USD$0.77, respectively.*

Note: See slide 19 for information regarding Darling's use of Non-GAAP measures.

21 31st Annual ROTH Conference March 19, 2019 The Ritz Carlton - Dana Point, CA Gabelli 5th Annual Environmental Conference March 26, 2019 Lotte New York Palace Hotel - New York, NY BMO Farm to Market Conference May 15, 2019 Grand Hyatt – New York, NY Oppenheimer Consumer Conference June 18-19, 2019 Four Seasons – Boston, MA